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                                                                   EXHIBIT 99.4

[REPTRON LOGO]                                                   [ISO 9002 LOGO]

                       13700 Reptron Blvd. - Tampa, FL 33626-3046 - 813.854.2000

CONTACT: Paul J. Plante

         President and Chief Operating Officer
         (813) 854-2000
         pplante@reptron.com

FOR IMMEDIATE RELEASE

                       REPTRON ELECTRONICS, INC. ANNOUNCES
CONFIRMATION OF PLAN FOR REORGANIZATION

TAMPA, FLORIDA, JANUARY 16, 2004 - Reptron Electronics, Inc. (OTCBB: REPT), an electronics manufacturing services company, today reported that its Second Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code was confirmed by the United States Bankruptcy Court on January 14, 2004. Reptron anticipates the effective date of this confirmation to occur on January 26, 2004, which is about ninety days from the original filing date.

Under the confirmed plan of reorganization, the Company's unsecured class of creditors that includes its existing convertible notes, will receive new notes with a total principal amount of $30 million. The existing notes, along with all accrued and unpaid interest, will be cancelled. The unsecured class of creditors will also receive 95% of the common shares of the reorganized Company. Existing common shareholders will receive the remaining 5% of the common shares of the reorganized Company.

"The restructuring of our convertible notes is a key component in our strategic plan which we believe positions the Company to take advantage of future growth opportunities", said Paul J. Plante, Reptron's President and Chief Operating Officer. "Once the restructuring is completed, Reptron will have reduced its debt load by over $70 million over the past twelve months."

"We are extremely pleased to have completed this restructuring in such a short time frame," continued Plante. "During this period we have worked very hard to ensure that suppliers were timely paid and customers received the high quality service to which they are accustomed. Sincere thanks to all customers, suppliers and employees for their strong support during this restructuring".

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ABOUT REPTRON

Reptron Electronics, Inc. is an electronics manufacturing services company providing engineering services, electronics manufacturing services and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to OEMs in a wide variety of industries. Reptron Display and System Integration provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptron.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: developments in the Chapter 11 proceedings, business conditions and growth in the Company's industry and in the general economy; competitive factors; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; uncertainties involved in implementing improvements in the manufacturing process; the ability of the Company to complete and integrate acquisitions; and the risk factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "appears," and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

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